CHECKPOINT SYSTEMS, INC.
        FIRST AMENDMENT TO NOTE AGREEMENT

Re:

$12,000,000 Original Principal Amount of
8.27% Series A Senior Notes Due April 1, 2002

                              Dated as of January 15, 1995

Principal Mutual Life Insurance Company
711 High Street
Des Moines, Iowa  50392-0800
Attention: Investment Department,
           Securities Division

TMG Life Insurance Company

Ladies and Gentlemen:

     Reference is made to the Note Agreement dated as of March 1, 1994 (the "Note Agreement") among Checkpoint Systems, Inc., a Pennsylvania corporation (the "Company") and Principal Mutual Life Insurance Company and TMG Life Insurance Company (collectively, the "Holders") pursuant to which the Company issued $12,000,000 original principal amount of its 8.27% Series A Senior Notes due April 1, 2002.

     Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Note
Agreement.

     Pursuant to the Note Agreement the Company has the ability to issue additional series of parity Notes. The Company has entered into a Terms Agreement dated as of January 15, 1995 (the "Terms Agreement") with Principal Mutual Life Insurance Company (the "Series B Purchaser") pursuant to which it has issued $15,000,000 principal amount of its 9.35% Series B Senior Notes due January 30, 2003 (the "Series B Notes"). The Terms Agreement incorporates by reference all of and modifies certain of the terms of the Note Agreement. The Company would like to amend the Note Agreement to incorporate certain of the modifications set forth in the Terms Agreement.

     In consideration of the sum of One Dollar ($1.00) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Holders, the Company requests an amendment to certain of the terms of the Note Agreement.

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     Upon your acceptance hereof and upon satisfaction of the
conditions hereof, this First Amendment to Note Agreement (the "First Amendment") shall constitute a contract among us, amending the provisions of the Note Agreement and the Notes in certain respects, but only in the respects hereinafter set forth:

      SECTION 1.  DEFINED TERMS

      1.1. Insert the following in alphabetical order in the list of defined terms contained in Section 5.1 of the Note
Agreement:

            Consolidated Net Worth - The sum of consolidated shareholders' equity of the Company and its Subsidiaries and the Company's ownership interest in any Person (other than a Subsidiary), as determined in accordance with generally accepted accounting principles, less the sum of all goodwill incurred and all non-tax deductible intangible assets acquired after the Closing Date (other than such goodwill and such intangible assets not in excess of $13,500,000 in the aggregate resulting from the acquisition of Alarmex, Inc., a Minnesota corporation and Bayport Controls, Inc., a Minnesota corporation); provided that Consolidated Net Worth shall be determined without adjustment (whether positive or negative) for any foreign currency translation.

            Equity Offering - A public offering or series of public offerings by the Company resulting in the receipt by the Company on a cumulative basis of at least $40,000,000 of net cash proceeds from the sale of shares of any class of the Company's common or nonredeemable preferred stock.

      1.2 All other terms defined in this First Amendment shall be deemed incorporated into the Note Agreement, as amended hereby.

      SECTION 2.  AMENDMENTS

      2.1.  Amendment of Sections 7.1, 7.3 and 7.6 of the Note
Agreement.  The parties hereto agree that Sections 7.1, 7.3 and
7.6 are amended by deleting them in their entirety and inserting in lieu thereof, the following:

             7.1 Net Worth. The Company will not permit at any time its Consolidated Net Worth to be less than $45,000,000 plus the cumulative sum of 45% of its Consolidated Net Earnings (without reduction for any losses) for each of its fiscal quarters ending after December 26, 1993, plus 50% of the net cash proceeds from the sale of shares by the Company of any class of common or nonredeemable preferred stock of the Company and plus 50% of any contribution to its capital.

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             7.3     Funded Debt.  The Company will not, and will
not permit any Subsidiary to, permit to exist, create, assume, incur, maintain or otherwise be or become liable for, directly or indirectly, any Funded Debt other than:

             (a) the Notes issued under the Note Agreement, and the Series B Notes issued under the Terms Amendment;

             (b)     Funded Debt of the Company and its
Subsidiaries outstanding on the Closing Date under the Note Agreement and described in the attached Annex VI thereto, as amended hereby, and extensions, renewals, replacements, refundings or refinancings thereof, provided that there is no increase in the principal amount of such Funded Debt; and

             (c) additional Funded Debt, provided that at the time of incurring such additional Funded Debt and after giving effect thereto and to the application of the proceeds therefrom,
(i) the Funded Debt of the Company and its Subsidiaries then to be outstanding does not exceed (x) 55% of Consolidated Total Capitalization prior to an Equity Offering or (y) 50% of Consolidated Total Capitalization following an Equity Offering and (ii) if such Funded Debt is incurred or assumed in connection with an acquisition, the Company would be in compliance with
Section 7.2 of the Note Agreement for the applicable period ending as of its most recently completed fiscal quarter, (A) calculating Consolidated Net Earnings Available for Fixed Charges, on a pro forma basis, as if the acquisition had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recently completed fiscal quarter, and (B) calculating Fixed Charges, on a projected basis, giving effect to any Funded Debt incurred in connection with the acquisition for the four fiscal quarters following the acquisition.

             7.6 Restricted Payments. The Company will not, except as hereinafter provided:

             (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class
(except dividends or other distributions payable solely in shares of common stock of the Company);

             (b)     directly or indirectly, or through any
Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock;

             (c)     make any other payment or distribution,
directly or indirectly, or through any Subsidiary, in respect of its capital stock; or

             (d) make, or permit any Subsidiary to make, any Restricted Investment;

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      (all such declarations, payments, purchases, redemptions,
retirements, distributions and Investments described in clauses
(a) through (d) being herein collectively referred to as "Restricted Payments") if, after giving effect thereto, the aggregate amount of Restricted Payments made after December 26, 1993 to and including the date of the making of the Restricted Payment in question would exceed the sum of (i) $10,000,000, plus
(ii) 50% of Consolidated Net Earnings (or less 100% of any deficit) for each fiscal quarter of the Company subsequent to December 26, 1993, plus (iii) 50% of the net cash proceeds received by the Company after December 26, 1993 from the sale of shares of any class of its common or nonredeemable preferred stock or from any contribution to its capital, plus (iv) the net cash proceeds received by the Company after December 26, 1993 from the maturation, sale or other disposition of any Restricted Investment.

      2.2.  Amendment to Annexes.  Annex VI to the Note
Agreement is amended by deleting it in its entirety and inserting in lieu thereof the attached Annex I hereto.

      SECTION 3. REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of the Company. The Company represents and warrants that the representations and warranties contained in the Note Agreement are true and correct as of the date hereof except for changes to those representations and warranties set forth on the attached Annex II.

      SECTION 4.  EFFECTIVE DATE

      4.1. Provided there exists no Default or Event of Default under the Note Agreement, this First Amendment shall become effective as of the date first above written upon receipt by the Holders of the following:

      (a) Counterparts of this First Amendment executed by all parties.

      (b) Evidence of the satisfactory consummation of the transactions contemplated by the Terms Agreement.

      (c) Such other documents and instruments as the Holders shall reasonably request.

      SECTION 5.  MISCELLANEOUS

      5.1. Ratification. Except to the extent waived or amended hereby, the terms and provisions of the Note Agreement shall remain in full force and effect and are ratified, confirmed and approved in all respects.

      5.2. Reference to and Effect on the Note Agreement. Upon the effectiveness of this First Amendment, each reference in the Note Agreement and in other documents describing or referencing the Note Agreement to the "Agreement," "Note Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

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      5.3.  Expenses.  The Company shall be fully responsible
for all reasonable fees and expenses of special counsel to the Holders.

      5.4. Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      5.5 Governing Law. This First Amendment shall be governed by and construed in accordance with Illinois law.

      5.6. Counterparts. This First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but altogether only one instrument.

      IN WITNESS WHEREOF, the Company and the Holders have caused this First Amendment to be executed and delivered by their respective officer or officers thereunto duly authorized.

        COMPANY:               CHECKPOINT SYSTEMS, INC.

        By:
        Title:

        HOLDERS:  PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

        By:
        Title:

        By:
        Title:

        TMG Life Insurance Company
        By: THE MUTUAL GROUP, Its agent

        By:
        Name:
        Title:

        By:
        Name:
        Title:

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